Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Global Medical REIT, Inc.

Bethesda, Maryland

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Facilities located in Oklahoma City, Oklahoma, (the “Property”), which are a surgical hospital, a physical therapy center, and an outpatient ambulatory surgery center for the year ended December 31, 2016. The financial statement is the responsibility of the entity’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Facilities in Oklahoma City, Oklahoma, for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Global Medical REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 2, 2017

THE FACILITIES IN OKLAHOMA CITY, OKLAHOMA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2017 (unaudited) and the Year Ended December 31, 2016

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
	(unaudited)
Revenues:
Rental revenue	$894,118	$3,576,473
Certain operating expenses:
Accounting expense	425	1,700
Revenues in excess of certain operating expenses	$893,693	$3,574,773

See accompanying notes to statements of revenues and certain operating expenses.

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THE FACILITIES IN OKLAHOMA CITY, OKLAHOMA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2017 (unaudited) and the Year Ended December 31, 2016

(1) Organization

The facilities are a surgical hospital and a physical therapy center (collectively referred to as “OCOM South”) and an outpatient ambulatory surgery center (“OCOM North”), located in Oklahoma City, Oklahoma. OCOM South and OCOM North are collectively referred to as OCOM.

On September 1, 2014, Cruse-Two, L.L.C., an Oklahoma limited liability company, as lessor, entered into an amended and restated triple-net lease agreement for OCOM South with Oklahoma Center for Orthopedic & Multi-Specialty Surgery, LLC (“Oklahoma Center”), an Oklahoma limited liability company, as tenant. This lease has an initial lease term expiring August 31, 2034, subject to three consecutive five-year renewal options by the tenant.

On November 12, 2007, the original landlord entered into a first amendment to the triple-net lease agreement for OCOM North with Oklahoma Center, as tenant. On July 14, 2008, the original landlord assigned the lease to Cruse-Six, L.L.C., an Oklahoma limited liability company, as lessor. This lease has an initial lease term expiring on July 31, 2022, subject to two consecutive five-year renewal options by the tenant. Cruse-Two and Cruse-Six are affiliated entities.

On March 31, 2017, Global Medical REIT, Inc. (“Global Medical’) acquired OCOM from Cruse-Two, L.L.C. and Cruse-Six, L.L.C and assumed the respective leases for OCOM South and OCOM North.

(2) Basis of Presentation

The accompanying statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summary includes the historical revenues and operating expenses of the OCOM, exclusive of interest expense, depreciation and amortization expense, management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of OCOM.

In the opinion of management, all adjustments necessary for a fair presentation of such Historical Summary have been included. Such adjustments consisted of normal recurring items.

(3) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

Revenue Recognition

OCOM’s operations consist of (1) rental revenue earned under the OCOM South lease which provides for minimum rent escalations and charges to the tenant for the real estate taxes and operating expenses and (2) rental revenue earned under the OCOM North lease which provides for contingent rent escalations and charges to the tenant for the real estate taxes and operating expenses.

Rental revenue for the OCOM South lease is recognized by amortizing the aggregate lease payments on a straight-line basis over the term of the lease while rental revenue is recognized on the OCOM North lease as the rent is received in accordance with the terms of that lease. The leases with the tenants have been accounted for by the landlords as the operating leases.

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(5) Rental Revenue

The aggregate annual minimum cash to be received on the leases that were in effect as of March 31, 2017, is as follows for the subsequent years ended December 31; as listed below.

2017	$2,010,546
2018	2,712,717
2019	2,745,204
2020	2,778,202
2021	2,811,715
Thereafter	47,892,366
Total	$60,950,750

The aggregate annual minimum cash to be received on the leases that were in effect as of December 31, 2016, is as follows for the subsequent years ended December 31; as listed below.

2017	$2,680,728
2018	2,712,717
2019	2,745,204
2020	2,778,202
2021	2,811,715
Thereafter	47,892,366
Total	$61,620,932

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